Galena Biopharma Reports Third Quarter 2017 Financial Results

San Ramon, California, November 9, 2017- Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company developing hematology and oncology therapeutics that address unmet medical needs, today reported its financial results for the quarter ended September 30, 2017.

“The merger process with SELLAS Life Sciences Group, Ltd. remains on track as our registration statement on Form S-4 went effective on November 6, 2017, which includes the proxy statement/prospectus relating to Galena’s special meeting of stockholders to be held on December 15, 2017. The proxy statement/prospectus includes the proposals we are asking stockholders to approve in connection with the merger,” said Stephen F. Ghiglieri, Interim Chief Executive Officer and Chief Financial Officer. “In the proxy statement/prospectus, we also introduce the leadership team and new board of directors for the combined company, and we are confident in their ability to advance the assets through multiple ongoing and planned clinical trials. The completion of the merger will create a new chapter for Galena shareholders with opportunities for more near-term value creation.”

Mr. Ghiglieri continued, “During the third quarter, we reached two important clinical milestones with the completion of enrollment in both of our NeuVax™ (nelipepimut-S) combination trials. For the HER2 1+/2+ trial, we look forward to the interim efficacy analysis that is scheduled to be performed by the Data Safety Monitoring Board (DSMB) in the first quarter of 2018. The primary endpoint for the 1+/2+ and the 3+ studies is disease-free survival after 24 months, and we expect these results in the fourth quarter of

FINANCIAL REVIEW

Operating loss from Galena’s development programs and general and administrative expenses, classified as continuing operations, during the third quarter of 2017 was $4.5 million, including $0.2 million in non-cash stock-based compensation, compared to an operating loss of $6.5 million, including $0.5 million in non-cash stock-based compensation for the third quarter of 2016. Operating loss for the nine months ended September 30, 2017 was $14.5 million, including $0.6 million in non-cash stock-based compensation, compared to an operating loss of $24.7 million, including $1.8 million in non-cash stock-based compensation for the same period in 2016.

Loss from continuing operations for the third quarter of 2017 was $6.2 million, or $0.15 per basic and diluted share, including $1.7 million in non-operating expense. Loss from continuing operations for the third quarter of 2016 was $4.3 million, or $0.41 per basic and diluted share, including $2.1 million in non-operating income. Loss from continuing operations for the nine months ended September 30, 2017 was $15.6 million, or $0.45 per basic and diluted share, including $1.1 million in non-operating expense. Loss from continuing operations for the nine months ended September 30, 2016 was $9.2 million, or $0.97 per basic and diluted share, including $15.6 million in non-operating income. Non-operating expense during the three and nine months ended September 30, 2017 includes a one-time impairment loss on goodwill and intangible assets of $5.2 million. The impairment loss recognized during the third quarter of 2017 is a non-cash expense and adjusts the carrying value of our intangible assets to approximate fair value based on an interim impairment analysis performed in connection with the preparation of our condensed consolidated financial statements for the three and nine months ended September 30, 2017. Non-operating expense during the three months and nine months ended September 30, 2017 also includes $0.6 million and $2.2 million, respectively, of interest expense related to our debenture and a litigation settlement of $1.3 million for the nine months ended September 30, 2017. The goodwill and impairment loss, interest expense, and litigation settlement included in non-operating expense during the three months and nine months ended September 30, 2017 is partially offset by non-cash gains from the reduction in Galena’s warrant liability of $4.1 million and $7.8 million respectively.

Income from discontinued operations from Galena's former commercial business for the third quarter of 2017 was $0.1 million, or $0.00 per basic and diluted share, compared to loss from discontinued operations of $2.6 million, or $0.25 per basic and diluted share, for the same period of 2016. Income from discontinued operations during the third quarter of 2017 was driven by an insurance recovery of $0.7 million for legal fees previously paid that was partially offset by a settlement for product returns reached with a former customer for one of our former commercial products. Loss from discontinued operations for the nine months ended September 30, 2017 was $10.6 million, or $0.31 per basic and diluted share, compared to $8.9 million, or $0.93 per basic and diluted share, for the same period of 2016. Loss from discontinued operations during the nine months ended September 30, 2017 includes an accrual for a one-time civil payment settlement of approximately $7.6 million, which was recognized in the first quarter of 2017 in current liabilities of discontinued operations, related to the oral agreement in principle with the U.S. Attorney’s Office for the District of New Jersey (USAO NJ) and the Department of Justice (DOJ). The civil payment will be paid by Galena in four equal, quarterly installments; the first payment was made in the third quarter of 2017.

Net loss for the third quarter of 2017 was $6.1 million, or $0.15 per basic and diluted share, compared to net loss of $6.9 million, or $0.66 per basic and diluted share for the third quarter of 2016. Net loss for the nine months ended September 30, 2017 was $26.2 million, or $0.76 per basic and diluted share, compared to $18.0 million, or $1.90 per basic and diluted share, for the same period of 2016.

Galena had cash and cash equivalents of approximately $12.9 million as of September 30, 2017, compared with $18.1 million as of December 31, 2016. During the nine months ended September 30, 2017, Galena used $26.2 million in operating activities offset by $15.5 million in net proceeds from issuance of common stock and warrants to purchase common stock in February 2017, and $5.7 million in redemptions of the debenture principally paid by Galena in shares of common stock which facilitated the release of $5.5 million of restricted cash.

GALENA BIOPHARMA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September,		nine months Ended September,
	2017	2016	2017	2016
Operating expenses:
Research and development	$951	$3,624	$5,357	$15,242
General and administrative	3,511	2,848	9,104	9,490
Total operating expenses	4,462	6,472	14,461	24,732
Operating loss	(4,462)	(6,472)	(14,461)	(24,732)
Non-operating income (expense):
Litigation settlements	—	—	(1,300)	(1,800)
Change in fair value of warrants potentially settleable in cash	4,115	3,652	7,822	14,172
Goodwill and intangible assets impairment loss	(5,231)	—	(5,231)	—
Interest expense, net	(565)	(1,377)	(2,225)	(1,988)
Change in fair value of the contingent purchase price liability	(50)	(145)	(182)	5,182
Total non-operating income (expense), net	(1,731)	2,130	(1,116)	15,566
Loss from continuing operations	$(6,193)	$(4,342)	$(15,577)	$(9,166)
Discontinued operations
Income (loss) from discontinued operations	118	(2,587)	(10,620)	(8,867)
Net loss	$(6,075)	$(6,929)	$(26,197)	$(18,033)
Net loss per common share, basic and diluted:
Basic and diluted net loss per share, continuing operations	$(0.15)	$(0.41)	$(0.45)	$(0.97)
Basic and diluted net income (loss) per share, discontinued operations	$—	$(0.25)	$(0.31)	$(0.93)
Basic and diluted net loss per share	$(0.15)	$(0.66)	$(0.76)	$(1.90)
Weighted-average common shares outstanding, basic and diluted	39,250,419	10,465,164	34,406,397	9,515,316

GALENA BIOPHARMA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(Amounts in thousands)

	September, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$12,914	$18,083
Restricted cash	12,372	18,022
Prepaid expenses and other current assets	520	581
Current assets of discontinued operations	830	813
Total current assets	26,636	37,499
Equipment and furnishings, net	123	199
In-process research and development	9,300	12,864
GALE-401 rights	8,100	9,255
Goodwill	5,386	5,898
Deposits	50	96
Total assets	$49,595	$65,811
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$211	$840
Accrued expense and other current liabilities	3,186	4,292
Litigation settlement payable	1,300	950
Fair value of warrants potentially settleable in cash	4,395	1,860
Current portion of long-term debt	12,170	16,397
Current liabilities of discontinued operations	6,759	6,059
Total current liabilities	28,021	30,398
Deferred tax liability, non-current	5,661	5,661
Contingent purchase price consideration, net of current portion	1,277	1,095
Total liabilities	34,959	37,154
Stockholders’ equity	14,636	28,657
Total liabilities and stockholders’ equity	$49,595	$65,811

About Galena Biopharma

Galena Biopharma, Inc. is a biopharmaceutical company developing hematology and oncology therapeutics that address unmet medical needs. Galena’s pipeline consists of multiple mid-to-late-stage clinical assets led by its hematology asset, GALE-401, and its novel cancer immunotherapy programs including NeuVax™ (nelipepimut-S) and GALE-301/GALE-302. For more information, visit www.galenabiopharma.com.

Additional Information about the Proposed Merger between Galena Biopharma, Inc. and SELLAS Life Sciences Group Ltd and Where to Find It

In connection with the proposed merger, Galena Biopharma, Inc. and SELLAS Life Sciences Group Ltd have filed relevant materials with the Securities and Exchange Commission, or the SEC, including a final proxy statement/prospectus/consent solicitation statement filed with the SEC pursuant to Rule 424(b)(3) on November 8, 2017 (the “final proxy statement/prospectus/consent solicitation statement”). Galena and SELLAS will mail the final proxy statement/prospectus/consent solicitation statement to their respective stockholders. Investors and stockholders of Galena and SELLAS are urged to read the final proxy statement/prospectus/consent solicitation statement because it contains important information about Galena, SELLAS and the proposed merger. The final proxy statement/prospectus/consent solicitation statement, other relevant materials and any other documents filed by Galena with the SEC (when they become available), may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, copies of the documents filed with the SEC by Galena will be available free of charge on the Company’s website at www.galenabiopharma.com (under “Investors” - “Financials”) or by directing a written request to: Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583, Attention: Investor Relations or by email to: ir@galenabiopharma.com. Investors and stockholders are urged to read the final proxy statement/prospectus/consent solicitation statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Galena and its directors and executive officers and SELLAS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Galena in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed merger are included in the final proxy statement/prospectus/consent solicitation statement referred to above.

Forward-Looking Statements

This press release contains statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward looking nature identify forward-looking statements for purposes of the federal securities laws and otherwise. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. There are or will be important factors that could cause actual results to differ materially from those indicated in these statements. These forward-looking statements include, but are not limited to, statements regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating timing of the Galena special meeting of stockholders and of completion of the proposed merger; expectations regarding the resources of the combined company; the combined company’s ability to successfully initiate and complete clinical trials; and anticipated milestones of Galena’s clinical trials, including the timing of the results of Galena’s clinical trials. The combined company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with stockholder approval of and the ability to consummate the proposed merger through the process being conducted by Galena and SELLAS, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under “Risk Factors” in Galena’s final proxy statement/prospectus/consent solicitation statement and in subsequently filed Form 10-Qs. Actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release, except as required by law.

NeuVax is a trademark of Galena Biopharma, Inc.

Contact:

Remy Bernarda
SVP, Investor Relations & Corporate Communications
(925) 498-7709
ir@galenabiopharma.com

Source: Galena Biopharma, Inc.